TWELFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

     This TWELFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated March 19, 2008, by and among LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company (“LaSalle”), with its principal office at 450 North Brand Blvd., Suite 950, Glendale, California 91203, the financial institutions that, from time to time, become a party to the Loan Agreement (hereinafter defined) (such financial institutions, collectively, the “Lenders” and each individually, a “Lender”), LaSalle as agent for the Lenders (in such capacity, the “Agent”), and IMPCO TECHNOLOGIES, INC., a Delaware corporation, with its principal office at 3030 South Susan Street, Santa Ana, California 92704 (the “Borrower”).

     A. WHEREAS, LaSalle, as a Lender and the Agent, and the Borrower are parties to a Loan and Security Agreement dated as of July 18, 2003 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have agreed, upon satisfaction of certain conditions, to make Revolving Advances and other financial accommodations to the Borrower;

     B. WHEREAS, the Borrower has advised the Lenders and the Agent that it has or will receive dividends in the amount of $4,200,000 from B.R.C. Societa a Responsabilità Limitata, an Italian limited liability company on or before April 30, 2008 (the “BRC Dividend”);

     C. WHEREAS, the Borrower has requested that the Lenders and the Agent agree to amend the Loan Agreement in certain respects, and the Agent and the Lenders are willing to amend the Loan Agreement, all on the terms and subject to the conditions hereinafter set forth. Capitalized terms used herein, unless otherwise defined herein, shall have the meaning set forth in the Loan Agreement.

NOW THEREFORE, the parties hereto agree as follows:

1.	Recitals.	Recitals A, B, and C above are incorporated herein as though set forth in full.

2.	Inventory.	Clause (A) of Paragraph 2(b)(i) of the Loan Agreement is hereby deleted and replaced in its entirety by the following:

“(A) the sum of: (1) up to eighty-five percent (85%) (the “Accounts Advance Rate”) of the face amount of Eligible Accounts, plus (2) the lesser of: (x) $1,250,000 or (y) up to 24% (the “Inventory Advance Rate”) of the value of Eligible Inventory, consisting of finished goods and raw materials calculated on the basis of the lower of cost or market, value on a first in, first out basis, provided however that both the sublimit of $1,250,000 and the Inventory Advance Rate will each continue to be reduced by 1% per week, such reduction to be effective as of Monday of each week, with the next reduction occurring on March 24, 2008; or”

     3. Extension of Term. The first sentence of Paragraph 12(a) of the Loan Agreement is hereby deleted and replaced in its entirety by the following:

     “(a) This Agreement shall be in effect from the date hereof until June 30, 2008 (the “Term”), unless the due date of the Liabilities is accelerated pursuant to paragraph

17 hereof, in which case this Agreement shall terminate on the date thereafter that the Liabilities are paid in full, provided, however, that the security interests and liens created under this Agreement and the Other Agreements shall survive such termination until the date upon which payment and satisfaction in full of the Liabilities shall have occurred.”

     4. Reset of the U.S. Minimum Pre-Tax Income Covenant. Paragraph 14(x)(v) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

     “(v) U.S . Minimum Pre-Tax Income. Borrower shall maintain and cause the U.S. Consolidated Group to maintain, as of the end of each fiscal period set forth below, Pre-Tax Income of not less than the respective amount set forth below opposite each such fiscal period:

Fiscal Period	Minimum Pre-Tax Income
January 1, 2005 through	$200,000
end of FQ1 2005
January 1, 2005 through	$500,000
end of FQ2 2005
January 1, 2005 through	$800,000
end of FQ3 2005
Four consecutive fiscal quarters	$1,000,000
ending at end of FQ4 2005
Four consecutive fiscal quarters	$1,200,000
ending at end of FQ1 2006
Four consecutive fiscal quarters	$1,600,000
ending at end of FQ2 2006
Four consecutive fiscal quarters	$1,400,000
ending at end of FQ3 2006
Month ending October 31, 2007	($600,000)

Two months ending	($700,000)
November 30, 2007

Three months ending	($800,000)
December 31, 2007

Two months ending	($728,000)
February 29, 2008

Three months ending	($1,100,000)
March 31, 2008

Four months ending	($900,000)”
April 20, 2008

5. Subordinated Debt Payment and Dividend.

     (a) The Borrower represents to the Agent and the Lenders that it will not make any payments of principal to MTM until after payment in full of the Liabilities and termination of the Loan Agreement. Notwithstanding the foregoing, Borrower may make payments of principal to MTM up to the amount of the BRC Dividend but not to exceed $4,200,000, to the extent actually received by Borrower on or after January 1, 2008 through April 30, 2008 and so long as no Default or Event of Default has occurred and is continuing or would result from such payment.

     (b) The Borrower agrees that the expected dividend of approximately $900,000 from Impco-Beru Technologies, B.V. ("Beru Dividend") will be used, in part, to reduce the inventory sublimit from $1,250,000 to $750,000. If for any reason the Beru Dividend is not received by April 30, 2008, the inventory sublimit will on April 30, 2008 automatically be reduced to $750,000; provided however in each case, the $750,000 sublimit will be subject to further 1% per week reductions in the manner set forth in Section 2 hereof.

6. Financials.

     (a) The 2007 year end financial statements otherwise due to the Lenders and the Agent within 90 days after the end of the 2007 Fiscal Year pursuant to Paragraph 11(e) of the Loan Agreement, shall be due on or before May 31, 2008. This extension is a one time extension only for the specific time periods and for the specific documents set forth in the preceding sentence.

     (b) To the extent that any prior financial statement and other financial information previously delivered to Agent or Lenders pursuant to Section 11 of the Loan Agreement was inaccurate due to a restatement of earnings of the Borrower for the fiscal years ending 2005 or 2006, Lenders waive any Event of Default resulting from such inaccuracy. The waiver granted herein is a one-time waiver only, given solely for the specific facts and time periods set forth in this Section 6(b).

     7. Amendment Fee. In addition to all other fees and charges, Borrower agrees to pay to Agent on the date hereof a fully-earned, non-refundable amendment fee of $30,000 (the “Amendment Fee”).

     8. Release. As a material inducement to the Agent and the Lenders to enter into this Amendment, Borrower hereby releases the Agent and each Lender, and their respective directors, officers, employees, affiliates, representatives, attorneys, and agents, from any and all claims, demands, debts, liabilities, actions, and causes of action of every kind, known or unknown, and character based upon, relating to, or arising out of the Loan Agreement and related transactions in any way (collectively “Claims”).

     The Borrower intends the above release to cover, encompass, release, and extinguish, inter alia, all Claims that might otherwise be reserved by California Civil Code Section 1542 or any similar provision of New York law. California Civil Code Section 1542 provides as follows:

     “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action, and agrees that this Amendment and the above releases are and will remain effective in all respects notwithstanding any such differences or additional facts.

     9. Acknowledgments and Confirmations. The Borrower, the Lenders and the Agent hereby acknowledge and confirm that, as of the Effective Date (defined below): (i) all references in the Loan Agreement to “this Agreement” will be deemed to refer to the Loan Agreement, as amended by this Amendment; and (ii) all references in each of the Other Agreements to the “Loan Agreement” will be deemed to refer to the Loan Agreement, as amended by this Amendment.

     10. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Agent, that:

     (a) Each of the representations and warranties set forth in Paragraph 13 of the Loan Agreement is true in all material respects as of the date hereof, except for changes in the ordinary course of business, that, either singly or in the aggregate, are not materially adverse to the business or financial condition of the Borrower or to the Collateral.

     (b) As of the date hereof, after giving effect to the terms of this Agreement, there exists no Default or Event of Default.

     (c) The Borrower has the power to execute, deliver, and perform this Amendment and all agreements, instruments, and documents executed in connection herewith (this Amendment and such other agreements, instruments and documents are sometimes hereinafter referred to collectively as the “Amendment Documents”). The Borrower has taken all necessary action to authorize the execution, delivery, and performance of this Amendment and the other Amendment Documents. No consent or approval of any entity or Person (including, without limitation, any shareholder of the Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right, and no consent, license, approval, authorization, or declaration of any governmental authority, bureau, or agency is required in connection with the execution, delivery, or performance by the Borrower, or the validity or enforcement, of this Amendment or the other Amendment Documents.

     (d) The execution and delivery by the Borrower of this Amendment and the other Amendment Documents and performance by it hereunder and thereunder, will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau, or agency, domestic or foreign, or the certificate of incorporation or by-laws of the Borrower, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note, or indenture to which the Borrower is a party, or by which it is bound or by which any of its properties or assets is affected (including, without limitation, the Subordinated Debt Documents), or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower, other than the Liens contemplated by this Amendment.

     (e) This Amendment and the other Amendment Documents have been duly executed and delivered by the Borrower and constitute the valid and legally binding obligation of the Borrower, enforceable in accordance with their respective terms.

     11. Conditions to Effectiveness of Amendment and Waiver. This Amendment is effective upon the Borrower and the Agent executing this Amendment and delivering same to the Agent and payment of the Amendment Fee (the “Effective Date”).

     12. Further Assurances. The Borrower agrees that it will, from time to time, execute and/or deliver all agreements, instruments, and documents and do and perform all actions and things (all at the Borrower’s sole expense) as the Agent may reasonably request to carry out the intent and terms of this Amendment.

13. Miscellaneous.

     (a) The Borrower’s breach of any of the terms of this Amendment will constitute an Event of Default.

     (b) Nothing contained in this Agreement imposes an obligation on the Lenders or the Agent to further amend the Loan Agreement or waive compliance with any other provision.

     (c) Except as set forth in this Amendment, none of the Lenders nor the Agent waive any breach of, or Default or Event of Default under, the Loan Agreement, nor any right or remedy the Lenders or the Agent may have under the Loan Agreements, the Other Agreements, or applicable law, all of which rights and remedies are expressly reserved.

     (d) Except as specifically amended in this Amendment, the Loan Agreement and the Other Agreements remain in full force and effect in accordance with their respective terms.

     (e) No modification or waiver of or with respect to any provision of this Amendment and all other agreements, instruments, and documents delivered pursuant hereto or referred to herein, nor consent to any departure by any party hereto or thereto from any of the terms or conditions hereof or thereof, will in any event be effective, unless it is in writing and signed by each party hereto, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given.

     (f) Without in any way limiting Paragraph 14(r) of the Loan Agreement, the Borrower shall pay all of the Lenders’ and the Agent’s fees, costs, and expenses incurred in connection with this Amendment and the transactions contemplated hereby, including without limitation, the Lenders’ and the Agent’s legal fees and expenses incurred in connection with the preparation, negotiation, consummation, and, if required, the enforcement, of this Amendment and the other Amendment Documents.

     (g) This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     (h) EACH OF THE PARTIES TO THIS AMENDMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING THAT PERTAINS DIRECTLY OR INDIRECTLY TO THIS AMENDMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT OF THE BORROWER, THE AGENT, OR THE LENDERS OR THAT, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP AMONG THE BORROWER, THE AGENT, AND/OR THE LENDERS. IN NO EVENT WILL THE AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

     (i) This Amendment is governed by and must be construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction.

     (k) The parties to this Amendment prefer that any dispute between or among them be resolved in litigation subject to a jury trial waiver as set forth above. Only if a pre-dispute jury trial waiver of the type provided for above is unenforceable in litigation to resolve any dispute, claim, cause of action or controversy under this Amendment, the Loan Agreement or any of the Other Agreements (each, a “Cause of Action”) in the venue where the Cause of Action is being brought pursuant to the terms of this Amendment, then, upon the written request of any party, such Cause of Action, including any and all questions of law or fact relating thereto, shall be determined exclusively by a judicial reference proceeding. Except as otherwise provided in this Section 13 above, venue for any such reference proceeding shall be in a state or federal court in the state of New York, borough of Manhattan (the “Court”). The parties shall select a single neutral referee, who shall be a retired state or federal judge. If the parties cannot agree upon a referee within 15 days, the Court shall appoint the referee. The referee shall report a statement of decision to the Court. Notwithstanding the foregoing, nothing in this paragraph shall limit the right of Agent or Lenders to exercise self-help remedies, foreclose against collateral or obtain provisional remedies (including without limitation, requests for temporary restraining orders, preliminary injunctions, writs of possession, writs of attachment, appointment of a receiver, or any orders that a court may issue to preserve the status quo, to prevent irreparable injury or to allow a party to enforce its liens and security interests). The parties shall bear the fees and expenses of the referee equally unless the referee orders otherwise. The referee also shall determine all issues relating to the applicability, interpretation, and enforceability of this Section. The parties acknowledge that any Cause of Action determined by reference pursuant to this Section 13(k) shall not be adjudicated by a jury.

(Signature Page Follows)

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above set forth.

LASALLE BUSINESS CREDIT, LLC, as a Lender and as Agent

By:	/s/ John W. Mundstock

Name:	John W. Mundstock

Title:	Senior Vice-President

IMPCO TECHNOLOGIES, INC., as Borrower

By:	/s/ Thomas M. Costales

Name:	Thomas M. Costales

Title:	CFO

Signature Page